Exhibit 10.43

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SECURED PROMISSORY NOTE

$4,000,000.00

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Blockfusion USA, Inc., a Delaware corporation (“Blockfusion”) and North East Data, LLC, a Delaware limited liability company (“NED”), jointly and severally (together, the “Borrower”), hereby unconditionally promise to pay to the order of Insight Investments, LLC, a Delaware limited liability company, or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”), the principal amount of Four Million Dollars ($4,000,000.00), together with all accrued interest thereon as provided in this Promissory Note (the “Note”).

1. Definitions; Interpretation.

1.1 Capitalized terms used herein shall have the meanings set forth in this Section 1.1.

“2024 Note” means the Secured Promissory Noted dated as of September 1, 2024 issued by the Borrower in favor of the Noteholder in an aggregate principal amount of $6 million plus capitalized interest thereunder.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Applicable Rate” means 1% per month.

“Beneficial Ownership Regulation” has the meaning set forth Section 10.10.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Claim” [***].

“Claim Payment” shall mean receipt by Borrower of any payment of any amount on account of the Claim whether through settlement, adjustment, litigation or otherwise, excluding amounts paid to cover the actual and documented fees and expenses, including contingency fees, incurred by the professionals retained to prosecute the Claim on behalf of the of the Borrower.

“Change of Control” shall mean (i) if Alex Martini and Kant Trivedi (or entities controlled by each of them) cease to own, collectively, free and clear of all liens, security interests or other encumbrances at least 51% of the outstanding voting stock of Borrower; (ii) if Blockfusion fails to own 100% of the membership interests of NED; (iii) any pledge, assignment or hypothecation of or lien or encumbrance on Blockfusion’s membership interest of NED (other than to Noteholder), (iv) if Alex Martini and Kant Trivedi, individually or collectively, cease to maintain, directly or indirectly, the ability to direct the management policies and decisions of Borrower; (v) any sale, transfer, lease (other than as approved by Lender in writing) of all or substantially all of a Borrower’s assets; and (vi) if Alex Martini and Kant Trivedi fail to continue to exercise control over (A) the day to day management and operation of Borrower’s business, and (B) all material business decisions (including a sale, financing or refinancing) for Borrower during the term of the Loan.

“Default” means any of the events specified in Section 8 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 10, would, unless cured or waived, become an Event of Default.

“Default Rate” means the Applicable Rate plus an annualized rate of 6%.

“Dispute Payment” means receipt by Borrower of any payment of any amount on account of the National Grid Dispute, whether through settlement, adjustment, litigation, collections on any judgment, or otherwise, excluding amounts paid to cover the actual and documented fees and expenses, including contingency fees, incurred by the professionals retained to prosecute the National Grid Dispute on behalf of the of Borrower.

“Event of Default” has the meaning set forth in Section 8.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Incident” means the fire and subsequent damage, loss or destruction of Borrower’s property that occurred at Borrower’s facility at the Property on or about May 10, 2022.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” means $4,000,000.00.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of the Note or Security Agreement; (c) the perfection or priority of any Lien purported to be created under the Security Agreement; (d) the rights or remedies of the Noteholder hereunder or under the Security Agreement; or (e) the Borrower’s ability to perform any of its material payment obligations hereunder or under the Security Agreement.

“Maturity Date” means the earlier of (a) September 1, 2027 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

“National Grid” means Niagara Mohawk Power Corporation d/b/a National Grid.

“National Grid Dispute” shall mean the dispute among Borrower and National Grid, arising from the Incident, pursuant to which Borrower filed an action against National Grid.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Property” means NED’s real property located at 5380 Frontier Avenue, Niagara Falls, New York.

“Security Agreement” means Amended & Restated Security Agreement dated as of the date hereof by and between the Borrower and Noteholder.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. Payment Dates; Prepayments.

2.1 Payment Dates. Beginning August 1, 2025, and continuing on the first Business Day of each calendar month thereafter until the Loan is paid in full, the Borrower shall make monthly payments:

(a) in immediately available funds in the following amounts, which shall be applied in accordance with Section 5.2 hereof:

(i) From August 1, 2025 through and including January 1, 2026, an amount equal to accrued and unpaid interest on the outstanding principal amount of the Loan; and

(ii) From February 1, 2026 through and including August 1, 2027, $132,857.24.

(b) One final payment in the amount of the outstanding principal balance of the Loan, together with all accrued and unpaid interest (including all interest paid in kind) thereon and all other fees, costs and expenses payable hereunder, shall be due on the Maturity Date.

2.2 Mandatory Prepayments.

(a) Upon the receipt by Borrower of a Dispute Payment, Borrower shall prepay, or cause to be prepaid, this Note in an amount equal to [***] (such prepayment a “Mandatory Dispute Prepayment”).

(b) Upon the receipt by Borrower of a Claim Payment, Borrower shall prepay, or cause to be prepaid, this Note in an amount equal to [***] (such prepayment a “Mandatory Claim Prepayment”).

(c) The Parties agree that:

(i) The amount of the Loan hereunder shall not count towards the calculation of any Mandatory Financing Prepayment as defined in Section 2.2(a) of the 2024 Note; and

(ii) the obligations under Section 2.2(b) of the 2024 Note shall be subordinated to this Note, such that any Mandatory Dispute Prepayment or Mandatory Claim Prepayment will be applied first to this Note until this Note is paid in full, and thereafter to prepayment of the 2024 Note.

(d) In the event of a Change of Control with respect to Borrower, Borrower shall prepay, or cause to be prepaid, this Note in full.

2.3 Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3. Security Agreement. The Borrower’s performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Agreement.

4. Interest.

4.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the Effective Time as defined in the Settlement Agreement until this Note is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

4.2 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.3 Computation of Interest. All computations of interest shall be made on the basis of a 360-day year and 30-day months and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

5. Payment Mechanics.

5.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

5.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

6. Representations and Warranties. Each of Blockfusion and NED, jointly and severally, hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1 Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation or limited liability company, as the case may be, duly incorporated or organized, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and the Security Agreement, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.2 Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate and limited liability company action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note and the Security Agreement.

6.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

6.4 No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.5 Enforceability. Each of the Note and the Security Agreement is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7. Covenants. Until all amounts outstanding under this Note have been paid in full, Borrower shall:

7.1 Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.2 Compliance. Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.3 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.4 Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

8. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of or interest under the Loan or the 2024 Note when due and such failure continues for ten (10) Business Days after written notice to the Borrower.

8.2 Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made.

8.3 Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition, or agreement contained in Section 7.3 or (b) any other material covenant, obligation, condition, or agreement contained in this Note, the 2024 Note or the Security Agreement, other than those specified in clause (a) and Section 8.1, and such failure continues for 10 Business Days after written notice to the Borrower.

8.4 Cross Default. The failure of Borrower to pay any indebtedness for borrowed money of $500,000 or more due to any third person or entity at final maturity or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding Borrower, after the expiration of any notice and/or grace periods permitted in such documents that has resulted in the acceleration of the maturity of such indebtedness.

8.5 Second Mortgage. Any default or event of default under that certain Second Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statement, dated of even date herewith, made by Mortgagor in favor of XBTO Services, LLC, formerly known as XBTO Trading, LLC.

8.6 Bankruptcy.

(a) The Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 8.4(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 45 days;

(c) There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof;

(d) The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.4(a), Section 8.4(b), or Section 8.4(c) above; or

(e) The Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable Law; providedINS, however, that if an Event of Default described in Section 8.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

10. Miscellaneous.

10.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile or email as follows:

(i) If to the Borrower:

447 Broadway 2nd Floor, #538
New York, NY 10013
Attention of: Alex Martini, CEO
Email: [***]

(ii) If to the Noteholder:

[***]

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

10.2 Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the Security Agreement and the enforcement of the Noteholder’s rights hereunder and thereunder.

10.3 Governing Law. This Note, the Security Agreement, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the Security Agreement, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York.

10.4 Submission to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 10.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

10.5 Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 10.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.6 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

10.7 Integration. The Settlement Agreement, this Note and the Security Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

10.8 Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.9 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

10.10 USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to the Noteholder.

10.11 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.12 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

10.13 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

10.14 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

10.15 Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of July 21, 2025.

BLOCKFUSION USA, INC.

By	/s/ Robert Scott
Name:	Robert Scott
Title:	Executive Vice President

NORTH EAST DATA, LLC

By	/s/ Robert Scott
Name:	Robert Scott
Title:	Authorized Signatory